Exhibit 99.1

BOQI International Medical Announces Stock Purchase Agreement to Spin Off its Energy Business

New York, April 01, 2020 (GLOBE NEWSWIRE) -- BOQI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”) today announced that it has entered into a stock purchase agreement to spin off its energy business.

On March 31, 2020, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Yunfei Lu, a citizen of the People’s Republic of China (the “PRC”) (“Buyer”), pursuant to which the Company will sell, convey and transfer its legacy business, through the sale of all the issued and outstanding shares of the capital stock of NF ENERGY SAVING INVESTMENT LIMITED, a company organized under the laws of the British Virgin Islands (“Parent”) (the “Asset Sale”) to Buyer. Parent owns, indirectly, all the issued and outstanding shares of the capital stock of LIAONING NENGFA WEIYE ENERGY TECHNOLOGY CO., LTD., a company organized under the laws of the PRC (the “Target”).

The aggregate sale price for the Asset Sale is US$ 10,000,000, determined based on the net value of the total assets of the Target as shown on the Target’s financial report as of September 30, 2019, to be paid in cash at the closing. The closing of the Purchase Agreement is expected to be in or about May, 2020.

“The divestiture of the energy business aligns with BOQI International Medical’s growth strategy and allows us to further strengthen our financial position,” said Mr. Tiewei Song, Chief Executive Officer and President of BOQI International Medical Inc. “ Looking ahead, we remain focused on execution of our strategic priorities and integration plans to unleash the full potential of our consumer-centric health care model and create value for our customers and shareholders.”

About BOQI International Medical Inc.

BOQI International Medical Inc. (formerly known as NF Energy Saving Corporation) (NASDAQ: BIMI) was founded in 2006. In February 2019, the Board of Directors of the company was reorganized following efforts led by Mr. Yongquan Bi, the company’s new Chairman, with a renewed focus on the health industry. The company is now transforming from a provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to a medical and health service provider. BOQI International Medical Inc. offers a broad range of consumer-directed health products and related services, including medical, pharmacy and behavioral health plans, chronic disease management services, and health information technology products and services. BOQI International Medical Inc. is community-based and locally focused, engaging consumers with more affordable, accessible, simple and seamless care they need when and where they need it.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

IR Contact:
Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803
Email: BIMI@dgipl.com